EXHIBIT 11

FORM OF OPINION OF COUNSEL

Dechert LLP

1775 I Street, N.W.

Washington, D.C. 20006

[                         ], 2005

PIMCO Variable Insurance Trust

840 Newport Center Drive

Newport Beach, California 92660

Re:	PIMCO Variable Insurance Trust
Proxy Statement on Form N-14

Dear Ladies and Gentlemen:

We have acted as counsel to PIMCO Variable Insurance Trust, a Delaware statutory trust (the “Trust”), and we have a general familiarity with the Trust’s business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the acquisition by the PIMCO Money Market Fund and PIMCO Total Return Fund, both series of the Trust, of the assets of TimesSquare VP Money Market Fund and TimesSquare VP Core Plus Bond Fund, respectively, both series of CIGNA Variable Products Group, which have been registered on a Form N-14 Registration Statement (the “Registration Statement”) filed by the Trust with the U.S. Securities and Exchange Commission. We note that as of the date of this opinion, the Board of Trustees of the Trust has authorized for issuance unlimited Institutional Class shares of PIMCO Money Market Portfolio and PIMCO Total Return Portfolio.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of, and subject to, the foregoing, it is our opinion that the authorized shares of beneficial interest of PIMCO Money Market Portfolio and PIMCO Total Return Portfolio registered under the Securities Act of 1933, as amended, in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable upon transfer of the assets of TimesSquare VP Money Market Fund and TimesSquare VP Core Plus Bond Fund pursuant to the terms of the Agreements and Plans of Reorganization included in this Registration Statement.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

Very truly yours,

Dechert LLP